UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 29, 2012

CLEAN HARBORS, INC.
(Exact name of registrant as specified in its charter)

Massachusetts	001-34223	04-2997780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 Longwater Drive, Norwell, Massachusetts		02061-9149
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (781) 792-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

By letter dated February 29, 2012, Lorne R. Waxlax, age 78, a director of Clean Harbors, Inc. (the “Company”), informed the Chairman of the Corporate Governance Committee of the Company's Board of Directors that he has decided to retire from the Board upon the expiration of his current term as a director at the time of the Company's 2012 annual meeting of shareholders and not to stand for re-election as a director. Mr. Waxlax's current term as a Class II director of the Company will therefore expire at the annual meeting, which is now scheduled to occur on May 7, 2012. Mr. Waxlax has served on the Company's Board of Directors since 1994, and as a member of the Board's Corporate Governance and Compensation Committees since 1994 and 1995, respectively. Mr. Waxlax's decision is not based on any disagreement with the Company on any matter.

The Company is disclosing this information in accordance with Item 5.02(b) of Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Harbors, Inc.
(Registrant)

March 2, 2012	/s/ James M. Rutledge
Vice Chairman and Chief Financial Officer

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